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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                             The Credit Store, Inc.
    -------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


                  Delaware                                                                    87-0296990
---------------------------------------------                                     ------------------------------------
         (State of incorporation or                                                         (I.R.S. Employer
                organization)                                                              Identification No.)


          3401 North Louise Avenue
         Sioux Falls, South Dakota                                                               57107
---------------------------------------------                                     ------------------------------------
  (Address of principal executive offices)                                                    (Zip Code)



         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), check the following box. [X]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]


        Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                                     Name of each exchange on which
         to be so registered:                                    each class is to be registered:
         -------------------                                     ------------------------------
             Common Stock,
             par value $0.01 per
             share                                               AMERICAN STOCK EXCHANGE

        Securities to be registered pursuant to Section 12(g) of the Act:


                                      None.






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ITEM 1.       DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

                  This registration statement relates to the registration with the Securities and Exchange Commission of shares of Common Stock, par value $0.01 per share (the "Common Stock") of The Credit Store, Inc., a Delaware corporation (the "Registrant"). The description of the Common Stock to be registered hereunder is set forth under the caption "Description of Securities To Be Registered; Common Stock" in the Registrant's Registration Statement on Amendment No. 1 to Form 10 (Registration No. 000-28709), filed with the Securities and Exchange Commission on April 6, 2000, (the "1934 Registration Statement"), and is incorporated herein by reference.

ITEM 2.       EXHIBITS.

         Not applicable.








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                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                The Credit Store, Inc.



Dated:  August 25, 2000         By Michael J. Philippe
                                   ---------------------------------------------
                                   Michael J. Philippe
                                   Executive Vice President, Chief Financial
                                   Officer and Treasurer















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